Jennison U.S. Emerging Growth Fund, Inc.
(formerly Prudential U.S. Emerging Growth Fund, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						December 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                               Re: Jennison U.S. Emerging Growth Fund, Inc.
                                     File No. 811-07811


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Jennison U.S. Emerging Growth Fund, Inc. for the fiscal year ended October 31, 2003. The Form N-SAR was filed using the EDGAR system.



                                                          Very truly yours,



                                                 /s/ Marguerite E.H. Morrison
                                                    Marguerite E. H. Morrison
                                                        Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of December 2003.







Jennison U.S. Emerging Growth Fund, Inc.





Witness: /s/ Marguerite E.H. Morrison		By:/s/ Grace C. Torres
            Marguerite E.H. Morrison	  	     Grace C.
Torres
            Assistant Secretary	      	 	     Treasurer





























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